Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Mines Management, Inc. on Form S-3, of our report dated February 10, 2005, relating to the consolidated financial statements of Mines Management, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.  We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ LeMaster & Daniels PLLC

LeMaster & Daniels PLLC

November 16, 2005

Spokane, Washington